EXHIBIT 99.2
eShopperTools.com, Inc.,
dba CleverSet, Inc.
Audited Financial Statements
June 30, 2007 and 2006

Independent Auditor’s Report
To the Shareholders
eShopperTools.com, Inc.
    dba CleverSet, Inc.
Corvallis, OR
We have audited the accompanying balance sheets of eShopperTools.com, Inc., dba CleverSet, Inc. as of June 30, 2007 and 2006, and the related statements of income and accumulated deficit, and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.
In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of eShopperTools.com, Inc., dba CleverSet, Inc., as of June 30, 2007 and 2006, and the results of its operations and its cash flows for the years then ended in conformity with accounting principles generally accepted in the United States of America.
Wilsonville, Oregon
January 11, 2008
/s/ Acumen Financial Services Group, PC

eShopperTools.com, Inc. dba CleverSet, Inc.
Balance Sheets
June 30, 2007 and 2006

	2007	2006
Assets
Current assets:
Cash	$460,082	$454,708
Accounts receivable	202,678	226,836
Other current assets	19,811	6,678

Total current assets	682,571	688,222

Fixed assets, net of accumulated depreciation and amortization	63,203	24,944
Other assets, net of accumulated amortization	29,378	14,280

Total Assets	$775,152	$727,446

Liabilities and Shareholders’ (Deficit) Equity

Current liabilities:
Accounts payable	$334,373	$35,424
Accrued expenses	371,690	227,209
Shareholder notes	—	34,245
Convertible debt	1,780,000	0

Total current liabilities	2,486,063	296,878

Shareholders’ (Deficit) Equity:
Common stock	11,975	11,875
Preferred stock	9,572	9,572
Additional paid in capital	1,400,755	1,341,755
Accumulated deficit	(3,133,213)	(932,634)

Total Shareholders’ (Deficit) Equity	(1,710,911)	430,568

Total Liabilities and Shareholders’ (Deficit) Equity	$775,152	$727,446

The accompanying notes are an integral part of these financial statements.

eShopperTools.com, Inc. dba CleverSet, Inc.
Statements of Income and Accumulated Deficit
For the years ended June 30, 2007 and 2006

	2007	2006
Revenue

Sales	$96,876	$-
Grant income	159,278	112,514
Service contracts	1,065,082	817,326

Total revenue	1,321,236	929,840

Cost of revenue	1,754,253	654,224

Gross (loss) profit	(433,017)	275,616

Operating expenses
Research and development	307,683	257,798
Sales and marketing	900,568	186,747
General and administrative	479,243	460,465

Total operating expenses	1,687,494	905,070

Net operating loss	(2,120,511)	(629,394)

Other income and expense
Interest expense	36	57
Other income	564	1,477
Interest expense	(80,668)	(1,084)

Total other income and expenses	(80,068)	450

Net loss	$(2,200,579)	$(628,944)

Accumulated deficit, beginning of period	(932,634)	(303,690)

Accumulated deficit, end of period	$(3,133,213)	$(932,634)

The accompanying notes are an integral part of these financial statements.

eShopperTools.com, Inc. dba CleverSet, Inc.
Statements of Cash Flows
For the years ended June 30, 2007 and 2006

	2007	2006
Cash flows from operating activities:
Net loss	$(2,200,579)	$(628,944)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation, amortization and stock compensation expense	75,799	27,976
Changes in operating assets and liabilities
Accounts receivable	24,158	(68,447)
Other current assets	(13,133)	(6,678)
Other assets	(15,098)	(14,080)
Accounts payable	298,949	(872)
Accrued expenses	144,481	46,094

Net cash used by operating activities	(1,685,423)	(644,951)

Cash flows from investing activities
Purchases of equipment	(55,058)	(24,936)

Net cash from investing activities	(55,058)	(24,936)

Cash flows from financing activities
Issuance of common stock	100	1,188
Issuance of preferred stock	—	1,125,640
Change in line of credit	—	(16,628)
Change in shareholder notes	(34,245)	14,245
Borrowings on convertible notes	1,780,000	—

Net cash from financing activities	1,745,855	1,124,445

Net change in cash	5,374	454,558

Cash, beginning of period	454,708	150

Cash, end of period	$460,082	$454,708

Supplemental disclosures of cash flow information:

Cash paid during the period for interest	$28	$1,084

The accompanying notes are an integral part of these financial statements.

eShopperTools.com, Inc., dba CleverSet, Inc.
Notes to the Financial Statements
June 30, 2007 and 2006
(1)	Organization and Summary of Significant Accounting Policies

Nature of Operations

eShopperTools.com, Inc., dba CleverSet, Inc., an Oregon Corporation, builds and develops statistical relational learning tools and software for government and ecommerce applications. In its ecommerce service, the Company provides recommendations on ecommerce websites.

Basis of Accounting

The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with generally accepted accounting principles.

Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the Statement of Cash Flows, the organization considers all unrestricted highly liquid investments with an initial maturity of three months or less to be cash equivalents. At various times during the fiscal year, the Company’s cash in bank balances exceeded the Federally insured limits. The Company has not experienced any losses in such accounts, and believes it is not exposed to any significant risk on cash.

Accounts Receivable

The Company extends credit to selected customers. Receivables are written off when the Company determines an account is uncollectible. Past due status is determined based on how recently payments have been received. Certain contracts allow for customers to withhold a retainage until final project approval.

Property and Equipment

Acquisitions of property and equipment in excess of $500 are capitalized. Property and equipment are carried at cost. Depreciation is computed on a straight-line basis over the useful lives of the assets generally as follows:

Software	3 years
Computer equipment	5 years
Furniture and fixtures	7 years
Leasehold improvements	39 years

Notes to the Financial Statements
June 30, 2007 and 2006
(1)	Organization and Summary of Significant Accounting Policies (cont.)

Income Taxes

Deferred income tax assets and liabilities are computed annually for differences between the financial statement and tax basis of assets and liabilities and any net operating loss carry-forwards available that will result in taxable or deductible amounts in the future based on enacted tax laws and rates applicable to the periods in which the differences are expected to affect taxable income. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized. Income tax expense is the tax payable or refundable for the period, plus or minus the change in deferred tax assets and liabilities during the period. The estimate for deferred taxes for net operating losses, or NOLs, is $1,051,900 ($301,600 in 2006), with a 100% valuation allowance. These NOLs and timing differences generate deferred tax assets and liabilities under SFAS 109. However, due to the recurring operating losses incurred, the Company cannot estimate when or if it will generate taxable income. NOLs available would also be sufficient to offset any future taxable income generated. The related net operating losses expire beginning in 2021 through 2026.

Revenue Recognition and Deferred Revenues

The Company recognizes revenue on a progress billing basis. Customer contracts can be performed over several months and can include prepayments which are recorded as deferred revenues.

Other Assets

Other assets that are determined to have definite lives are amortized over their useful lives. At June 30, 2007 and 2006, intangible assets consisted of security deposits, web site development and logo costs, net of accumulated amortization of $2,767 ($610 in 2006).

Significant Concentrations

A significant portion of the Company’s total revenues have been earned from various contracts with two customers. Total revenues earned related to those customers were approximately 69% of total contract revenues for the year ended June 30, 2007 and 82% for the year ended June 30, 2006. These customers represented 43% of outstanding accounts receivable at June 30, 2007 and 99% at June 30, 2006.

eShopperTools.com, Inc., dba CleverSet, Inc.
Notes to the Financial Statements
June 30, 2007 and 2006
(1)	Organization and Summary of Significant Accounting Policies (cont.)

Stock-based Compensation

The Company currently sponsors a stock option plan as discussed in Note 7. Prior to July 1, 2006, the Company applied Accounting Principles Board Opinion (APB) No. 25, “Accounting for Stock Issued to Employees” and related interpretations in accounting for stock options and other stock-based compensation. The intrinsic method per APB No. 25 measured compensation cost as the excess, if any, of the quoted market price of the stock at the measurement date over the amount an employee must pay to acquire the stock.

In December 2004, the FASB issued SFAS No. 123 (revised December 2004) (SFAS 123R), “Share-Based Payment,” which is a revision of SFAS No. 123, “Accounting for Stock-Based Compensation.” SFAS 123R superseded APB 25, “Accounting for Stock Issued to Employees,” and amended SFAS No. 95, “Statement of Cash Flows.” SFAS 123R eliminated the alternative to use intrinsic value method of accounting under APB 25. In addition, SFAS 123R eliminated the minimum value method previously allowed for nonpublic companies and requires the fair value method based accounting on a prospective basis. A nonpublic entity is required to apply SFAS 123R effective as of the beginning of the annual period beginning after December 15, 2005. The Company adopted SFAS 123R effective July 1, 2006. Under the transitional guideline prescribed by SFAS 123R, the Company applied the prospective transition method as of the required effective date. Accordingly, there was no impact as a result of adoption of SFAS 123R as of the effective date.

Notes to the Financial Statements
June 30, 2007 and 2006
(2)	Property and Equipment

Property and equipment consists of the following:

	2007	2006
Equipment	$93,476	41,035
Leasehold Improvements	567	567

	94,043	41,602
Less: Accumulated Depreciation	(30,840)	(16,658)

Net Property and Equipment	$63,203	24,944

(3)	Convertible Notes

The Company has notes payable in the amount of $1,780,000 due in November, 2008. At June 30, 2007, accrued interest due on the notes is $80,640 (zero at June 30, 2006). The notes and accrued interest may be converted to the Company’s equity securities based on conversion formulas set forth in the loan documents. If the Company obtains qualified equity financing in the amount of at least a million dollars prior to June 30, 2008, these notes will automatically be converted to fully paid, non-assessable shares of the Company equity securities sold in the equity financing. If the qualified equity financing does not occur prior to June 30, 2008, the notes provide for optional conversion of the note balance and accrued interest based to fully paid, non-assessable shares of the Company’s equity securities having rights, preferences and privileges equal to those rights, preferences and privileges afforded to the most senior class of the Company’s equity securities outstanding at that time.

(4)	Shareholders’ Equity

		Series A
	Common Stock	Preferred Stock
Authorized shares	15,000,000	5,000,000
Issued shares	1,197,528	957,200
Outstanding shares	1,197,528	957,200
Par value per share ($0.01)	$11,975	$9,572
The preferred shares are convertible to common stock and considered to be voting shares based on the conversion factor to common shares. Additionally, the preferred shares have an annual stated dividend, if declared, and liquidation preferences. No dividends have been declared or paid to date.

eShopperTools.com, Inc., dba CleverSet, Inc.
Notes to the Financial Statements
June 30, 2007 and 2006
(5)	Benefit Plans

The Company sponsors a Simple IRA benefit plan for all eligible employees, matching employee contributions up to 3% of salary. Contributions to the plan are discretionary. For the year ended June 30, 2007, contributions to the plan were $25,929 ($20,896 in 2006).

(6)	Lease Commitments

The Company leases office space and equipment under operating lease agreements expiring in 1 to 3 years. Rent expense was $139,608 in 2007 ($84,274 in 2006). The following represent future non-cancelable lease payments for the next 3 years:

Future minimum lease payments are:

2008	$122,289
2009	46,340
2010	2,490
(7)	Stock Transactions

Common Stock Warrants

During 2007, the Company granted warrants for 27,950 shares (119,522 shares in 2006) of the Company’s common stock to various companies and individuals, of which 115,016 were outstanding at June 30, 2007 (105,066 at June 30, 2006). The warrants are exercisable at a price of $.01 to $1.25 per share and expire ten years after date of issue. There were 18,000 shares exercised in 2007 (14,456 in 2006).

Stock-Based Compensation

The Company has an Incentive and Nonqualified Stock Option Plan (Incentive Plan), under which 800,000 shares of common stock are reserved for issuance annually under qualified options, nonqualified options, stock bonuses, and other awards as set forth in the Incentive Plan. The Incentive Plan provides for administration by a Committee comprised of the Company’s Board of Directors that may grant awards under the Incentive Plan.

Nonqualified options are available for issuance to selected nonemployee agents, consultants, advisors, and independent contractors of the Company or Parent or Subsidiary of the Company. Under the Incentive Plan, the exercise price of a qualified stock option cannot be less than the fair market value on the date of the grant and the exercise price of a nonqualified option is determined by the Company on the date of the grant.

eShopper Tools.com, Inc., dba CleverSet, Inc.
Notes to the Financial Statements
June 30, 2007 and 2006
(7)	Stock Transactions (cont.)

Options granted under the plans vest monthly over a period of 4 years beginning 6 months after the date issued and expire 10 years from the date issued.

The following table summarizes the stock option activity under the Plan:

	Options		Options
	Outstanding		Exercisable
		Weighted		Weighted
	Number	Average	Number	Average
	of	Exercise	of	Exercise
	Shares	Price	Shares	Price
Options outstanding at July 1, 2005	296,610	$0.47	1,026	$0.50

Granted	477,800	$0.67
Exercised	(19,160)	$0.08
Cancelled	(102,500)	$1.10

Options outstanding at June 30, 2006	652,750	$0.53	46,374	$0.57

Granted	454,190	$1.25
Exercised	—
Cancelled	(140,080)	$0.98

Options outstanding at June 30, 2007	966,860	$0.80	177,849	$0.56

eShopperTools.com, Inc., dba CleverSet, Inc.
Notes to the Financial Statements
June 30, 2007 and 2006
(7)	Stock Transactions (cont.)

The Company has computed, for pro forma disclosure purposes, the value of all stock options granted during 2007 and 2006 using the Black-Scholes option pricing model as prescribed by SFAS No. 123 using the following weighted average assumptions:

	2007	2006
Risk-free interest rate	4.78%	3.97%
Expected dividend yield	0%	0%
Expected lives	4 years	4 years
Expected volatility	0%	0%
Using the Black-Scholes methodology, the total value of stock options granted during 2007 was approximately $185,000 ($206,000 in 2006)
(8)	Subsequent Event

The Company has entered into a letter of intent to sell all of the outstanding shares of common and preferred stock. The agreement assumes that all warrants, options and convertible debt agreements are exercised prior to completion of the transaction and includes various other terms and conditions.